UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2018

CREATIVE LEARNING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-52883	20-4456503
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Market Street, Suite 113 St. Augustine, FL		32095
(Address of principal executive offices)		(Zip Code)

(904) 824-3133

Registrant’s telephone number, including area code:

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01.	Changes in Registrant’s Certifying Accountant.

Effective September 14, 2018, the Audit Committee of the Board of Directors of Creative Learning Corporation (the “Company”) approved the engagement of Marcum LLP (“Marcum”) as the Company’s independent registered public accounting firm for the Company’s fiscal year ending September 30, 2018, and dismissed Hancock Askew & Co., LLP (“Hancock”) as the Company’s independent registered public accounting firm. The change in the Company’s independent registered public accounting firm was made to reduce the fees payable by the Company in connection with the audit of its financial statements for the fiscal year ending September 30, 2018.

Hancock’s audit reports on the Company’s consolidated financial statements as of and for the fiscal years ended September 30, 2017 and September 30, 2016 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended September 30, 2017 and September 30, 2016 , and the subsequent interim periods through September 14, 2018, there were (i) no disagreements (as described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and Hancock on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Hancock’s satisfaction, would have caused Hancock to make reference thereto in their reports on the financial statements for such years, and (ii) no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K.

The Company provided Hancock with a copy of the disclosures it is making in this Current Report on Form 8-K and requested that Hancock furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made herein. The Company has not received a copy of the requested letter from Hancock as of the time of filing this Current Report on Form 8-K. A copy of such letter, when received, will be included as Exhibit 16.1 to an Amendment of this Current Report on Form 8-K.

During the fiscal years ended September 30, 2017 and September 30, 2016 , and the subsequent interim periods through September 14, 2018, neither the Company nor anyone acting on its behalf has consulted with Marcum regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements or the effectiveness of internal control over financial reporting, and neither a written report or oral advice was provided to the Company that Marcum concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K, or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 16, 2018, Bart Mitchell will serve as Chief Financial Officer of the Company. In connection with this appointment, Mr. Mitchell will receive annual cash compensation of $125,000 and stock grants valued at $10,000 annually. Mr. Mitchell will continue to serve as a member of the Board of Directors of the Company.

Biographical Information on Mr. Mitchell

Bart Mitchell became a director of the Company in July 2017. Mr. Mitchell is a founding member and partner of Greenbrier Academy for Girls (“GBA”), a residential therapeutic boarding school. He served as the Chief Operating Officer and Chief Financial Officer from June 2007 through August 2016, successfully navigating the company through startup and establishing it as a thought leader and premier academy in its highly competitive niche. Prior to his time at GBA, Mr. Mitchell was an officer and managing member of TAS Development, LLC from 2005 until 2007. From 2002 until 2005, he was department director for the Alldredge Academy. Previously, Mr. Mitchell served as a manager for Xlear Inc., from 2000 until 2002, helping the company through its startup phase and into prosperity. Prior to joining Creative Learning Corporation, he and his wife built Escape Game Coeur d’Alene, which quickly became the most successful escape room business in the region. Mr. Mitchell holds degrees in philosophy from Brigham Young University and English from Dixie State University. Mr. Mitchell’s experience in entrepreneurship, upper management and with both the financial and operations of GBA, including working with a curriculum team to provide flexible, engaging academics, give him unique and valuable insights that will prove to be an asset to Creative Learning Corporation.

During the last two years, there have been no transactions or proposed transactions by the Company in which Mr. Mitchell has had or is to have a direct or indirect material interest, and there are no family relationships between Mr. Mitchell and any of the Company’s other executive officers or directors.

As of September 14, 2018, Christian Miller resigned as Chief Operating Officer and Chief Financial Officer of the Company effective September 15, 2018. In connection with his leaving the Company, Mr. Miller entered into a Severance Agreement with the Company which includes an additional $11,000 of compensation beyond what he was currently entitled to receive.

As of September 14, 2018, Dawn Davis, who had been the Company’s Principal Accounting Officer, is no longer with the Company.

The Board of Directors also approved compensation for Blake Furlow in connection with his appointment as Chief Executive Officer of the Company. Such compensation consists of annual cash compensation of $165,000 and stock grants valued at $35,000 annually.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREATIVE LEARNING CORPORATION

Dated: September 20, 2018	By:	/s/ Blake Furlow
		Name:	Blake Furlow
		Title:	Chief Executive Officer